UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): JUNE 20, 1996
                                                          (JULY 5, 1996)

                         Commission file number 0-26374

                       PLAY BY PLAY TOYS & NOVELTIES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             Texas                                       74-2623760
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                  4400 Tejasco

                          SAN ANTONIO, TEXAS 78218-0267
              (Address of principal executive offices and zip code)

                                 (210) 829-4666
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      As previously reported, on May 1, 1996, Play By Play Toys & Novelties, Inc. ("the Company", which term shall be deemed to include its subsidiaries, unless the context indicates otherwise) entered into an Asset Purchase Agreement (the "Agreement") with Ace Novelty Co., Inc., Specialty Manufacturing Ltd., ACME Acquisition Corp., Benjamin H. Mayers, Lois E. Mayers, Ronald S. Mayers, Karen Gamoran and Beth Weisfield (collectively "Ace") to acquire, through the Company's wholly owned subsidiary, Ace Novelty Acquisition Co., Inc., ("ANAC") certain of the assets and assume certain of the liabilities of Ace (the "Acquisition"). On June 20, 1996, the Company completed the Acquisition. Under the terms of the Agreement, the Company acquired substantially all of the operating assets, business operations and facilities of Ace, including four warehouse and distribution centers located in Bellevue, Washington; Los Angeles, California; Chicago, Illinois; and Burnaby, British Columbia, Canada for approximately $46.2 million, consisting of approximately $39.6 million in cash, $2.9 million in subordinated debt and the assumption of approximately $3.7 million of certain liabilities of Ace, primarily trade payables and accrued liabilities. The Company or ANAC have entered into employment agreements with Ronald S. Mayers and James A. Weisfield, former executive officers of Ace Novelty Co., Inc. and Saul Gamoran, a former consultant to Ace. In connection with the acquisition, certain principals and selling stockholders executed non-compete agreements in favor of the Company. In addition, the Company issued a Warrant to Purchase Common Stock entitling Ace to purchase up to 35,000 shares of the Company's common stock at a price per share equal to $14.90 exercisable after one year from the acquisition closing date, or earlier in the event the Company effects certain registration of the Company's common stock, if any.

      Pursuant to the Agreement, the Company acquired substantially all of Ace's accounts receivable, inventory, property, equipment, real estate, intellectual property and certain other assets. The real estate acquired by the Company in connection with the Acquisition includes the land and building comprising Ace's warehouse and distribution center in Chicago, Illinois, and an undivided 51% interest in the land and building comprising Ace's warehouse and distribution center in Los Angeles, California. The Company has leased the remaining undivided 49% interest in the Los Angeles facility as well as the Bellevue, Washington warehouse and distribution center from affiliates of Ace. Pursuant to the Agreement, the Burnaby, British Columbia, Canada warehouse and distribution center, as well as certain other properties situated throughout the United States previously operated by Ace, were assigned to and assumed by the Company in connection with the Acquisition. The Company intends to use such facilities and equipment substantially in the same manner as they were used by Ace. The intellectual property acquired from Ace consists principally of the trademarks and logos of "Ace" and "Acme." As a condition of closing, Ace was required to obtain consents to assignment from Warner Bros. relative to Looney Tunes licenses for the mass market, amusement industry and the Space Jam animated/live action motion picture starring basketball superstar Michael Jordan and the Looney Tunes characters. In addition, Ace agreed to use reasonable best efforts to obtain consents to assignment covering the remaining licenses and other contracts acquired from Ace in connection with the Acquisition.

      The debt incurred by the Company in connection with the acquisition consisted of (i) approximately $34.0 million in revolving credit and term loans under a credit agreement dated June 20, 1996 (the "Credit Agreement") among Chemical Bank (the "Bank") as agent, Heller Financial, Inc. and Texas Commerce Bank N.A. (the "Lenders"), and the Company, ANAC and Newco Novelty, Inc., a wholly owned subsidiary of ANAC, as borrowers, (ii) a $3.0 million subordinated loan from the Company's Chairman of the Board and Chief Executive Officer, Arturo G. Torres, and (iii) a $2.9 million subordinated loan from Ace. The Credit Agreement provides for a revolving credit, term loan and letter of credit facility (the "Credit Facility") with a maximum aggregate commitment of $65.0 million. The Credit Facility replaced the Company's $10.0 million Revolving Credit and Term Loan Agreement with letter of credit facility with NationsBank of Texas, N.A. The Credit Facility provides for a $53.0 million revolving line of credit commitment, subject to availability under a borrowing base calculated by reference to the level of eligible accounts receivable and inventory, and includes a $15.0 million sublimit for the issuance of letters of credit. The revolving credit facility matures on June 20, 1998. The Credit Facility also includes a $12.0 million acquisition term loan which requires sixty equal monthly principal payments of $200,000 plus accrued interest beginning August 1, 1996, with the entire unpaid balance being due and payable on June 20, 2001.

      Interest on borrowings outstanding under the revolving line of credit is payable monthly at an annual rate equal to, or at the Company's option, (i) the Bank's Alternate Base Rate (as defined below) plus 0.50% or (ii) the LIBOR rate plus 2.50%. For amounts outstanding under the term loans, interest is payable monthly in arrears at an annual rate equal to, at the Company's option, (i) the Bank's Alternate Base Rate (as defined below) plus 0.75% or (ii) the LIBOR rate plus 2.75%. The Bank's "Alternate Base Rate", means, as of any day of determination thereof, a rate per annum equal to the sum of (a) the greater of
(i) the Prime Rate (as defined in the Credit Facility) in effect on a such day,
(ii) the Federal Funds Effective Rate (as defined in the Credit Facility) in effect for such a day plus 1/2 of 1.0%, and (iii) the Base CD Rate (as defined in the Credit Facility) in effect for such a day plus 1.0%. In connection with the Credit Facility, the Company paid a structuring fee of $585,000 to the Bank and the Lenders. Further, the Company agreed to pay a quarterly fee of 0.50% of the unused portion of the revolving credit commitment, a fee of 2.0% of the face amount of letters of credit when issued and an annual administrative fee equal to $100,000.

      The Credit Facility is secured by a first lien on substantially all of the Company's assets, including 65% of the issued and outstanding stock of its foreign subsidiaries. The Credit Facility excludes the assets of the Company's foreign subsidiaries, but requires the Company to maintain certain financial ratios, including tangible net worth, leverage and debt coverage ratios. Negative covenants include restrictions on new indebtedness, sale or transfer of assets, advances to third parties and advances to foreign subsidiaries in excess of $650,000 per fiscal year during the term of the Credit Facility. The Company's ability to pay dividends is restricted by the aforementioned covenants. In addition, the Credit Facility prohibits Mr. Torres from significantly reducing his ownership in the Company below specified levels, which levels are reduced in the event of a secondary public offering of the Company's common stock.

      To partially finance the Acquisition, Mr. Torres provided a $3.0 million unsecured demand loan. Interest on this loan is payable monthly at the Bank's Alternate Base Rate and repayment of the note is subordinated to payment of the Credit Facility pursuant to the terms of a Subordination Agreement dated June 20, 1996 by and among Mr. Torres, the Company and the Bank. Outstanding and unpaid principal and interest on the Torres loan is payable no later than June 21, 1998, however, earlier repayment of the note is permissible contingent upon the Company's attainment of certain financial ratios and upon the receipt and acceptance by the Bank of the Company's monthly unaudited financial statements for the month ending November 30, 1996.

      As part of the consideration for the Acquisition, Ace received a $2.9 million note from the Company. The first installment on the Ace note in the amount of $600,000 is due and payable two business days following the determination of the final balance sheet of Ace and accrues interest at 8.0% per annum. The second installment on the Ace note in the amount of $1.0 million is due and payable on December 20, 1996, of which $500,000 is subject to offset against any claims by the Company against Ace. The third installment on the Ace note in the amount of $500,000 is due June 20, 1997 and is also subject to offset against any claims by the Company against Ace. The fourth installment on the Ace note in the amount of $800,000 is due and payable on June 21, 1998 and is also subject to offset against any claims by the Company against Ace. Interest on the Ace note, other than with respect to the first installment of $600,000, is payable monthly in arrears at a rate of 12.0% per annum during the first six months and 10.0% per annum thereafter, except with respect to the $800,000 payment due June 21, 1998, which will continue to bear interest at 12.0% per annum. Payment of all obligations under the Ace note is subordinate to payment of the Credit Facility. The note is secured by a security interest in certain assets of the Company which is also subordinate to those securing the Credit Facility.

ITEM 7.  FINANCIAL STATEMENTS, FINANCIAL INFORMATION AND EXHIBITS.

      (a) Financial Statements of Business Acquired It is impractical to include the required financial statements, such financial information will be filed in an amendment to this Form 8-K as soon as practicable, but no later than September 3, 1996.

      (b)  Pro Forma Financial Information
           It is impractical to include the required financial statements, such financial information will be filed in an amendment to this Form 8-K as soon as practicable, but no later than September 3, 1996.

      (c)  Exhibits


  EXHIBIT
  NUMBER          EXHIBIT DESCRIPTION
  -------         -------------------
   2.1            Asset Purchase Agreement dated May 1, 1996 by and among Ace
                  Novelty Acquisition Co., Inc. a Texas corporation ("Buyer"),
                  Play By Play Toys & Novelties, Inc., a Texas corporation and the parent corporation of Buyer ("PBYP"), Ace Novelty Co.,
                  Inc., a Washington corporation ("ACE"), Specialty
                  Manufacturing Ltd., a British Columbia, Canada corporation
                  ("Specialty"), ACME Acquisition Corp., a Washington corporation ("ACME"), and Benjamin H. Mayers and Lois E.
                  Mayers, husband and wife, Ronald S. Mayers, a married individual, Karen Gamoran, a married individual, and Beth
                  Weisfield, a married individual (collectively,
                  "Stockholders").

   2.2 Amendment No. 1 to Asset Purchase Agreement dated June 20, 1996 by and Among Buyer, PBYP, ACE, Specialty, ACME and Stockholders.

   4              Play By Play Toys & Novelties, Inc. Warrant to Purchase Common
                  Stock.

  10.1 Credit Agreement dated June 20, 1996, by and among Play By Play Toys & Novelties, Inc., Ace Novelty Acquisition Co., Inc., Newco Novelty, Inc. and Chemical Bank, a New York banking corporation as agent for the lenders.

  10.2 Promissory Note dated June 20, 1996, of Play By Play Toys & Novelties, Inc. payable to the order of Arturo G. Torres in the principal sum of $3,000,000.

  10.3 Subordination Agreement dated June 20, 1996, by and among Arturo Torres , Play By Play Toys & Novelties, Inc. and Chemical Bank.

  10.4            Loan Agreement dated June 20, 1996 by and between Arturo G.
                  Torres and Play By Play Toys & Novelties, Inc.

  10.5 Promissory Note dated June 20, 1996, of Ace Novelty Acquisition Co., Inc. payable to the order of Ace Novelty Co., Inc. in the principal sum of $2,900,000.

  99.1 (1)        Financial Statements of business acquired.

  99.2 (1)        Pro forma financial information.

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(1) To be filed as soon as practicable, but no later than September 3, 1996.

                                    SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              PLAY BY PLAY TOYS & NOVELTIES, INC.

                      By: /s/
                              Joe M. Guerra
                              CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY

Dated:  July 5, 1996

EXHIBIT INDEX

EXHIBIT NO.                   EXHIBIT DESCRIPTION                           PAGE
- -----------                   -------------------                           ----
 2.1 Asset Purchase Agreement dated May 1, 1996 by and among Ace Novelty Acquisition Co., Inc. a Texas corporation ("Buyer"), Play By Play Toys
        & Novelties, Inc., a Texas corporation and the parent corporation of Buyer ("PBYP"), Ace Novelty Co., Inc., a Washington corporation
        ("ACE"), Specialty Manufacturing Ltd., a British Columbia, Canada corporation ("Specialty"), ACME Acquisition Corp., a Washington corporation ("ACME"), and Benjamin H. Mayers and Lois E. Mayers, husband and wife, Ronald S. Mayers, a married individual, Karen
        Gamoran, a married individual, and Beth Weisfield, a married individual (collectively, "Stockholders").

 2.2 Amendment No. 1 to Asset Purchase Agreement dated June 20, 1996 by and Among Buyer, PBYP, ACE, Specialty, ACME and Stockholders.

 4      Play By Play Toys & Novelties, Inc. Warrant to Purchase Common Stock.

10.1 Credit Agreement dated June 20, 1996, by and among Play By Play Toys & Novelties, Inc., Ace Novelty Acquisition Co., Inc., Newco Novelty, Inc. and Chemical Bank, a New York banking corporation as agent for the lenders.

10.2 Promissory Note dated June 20, 1996, of Play By Play Toys & Novelties, Inc. payable to the order of Arturo G. Torres in the principal sum of $3,000,000.

10.3 Subordination Agreement dated June 20, 1996, by and among Arturo Torres , Play By Play Toys & Novelties, Inc. and Chemical Bank.

10.4 Loan Agreement dated June 20, 1996 by and between Arturo G. Torres and Play By Play Toys & Novelties, Inc.

10.5 Promissory Note dated June 20, 1996, of Ace Novelty Acquisition Co., Inc. payable to the order of Ace Novelty Co., Inc. in the principal sum of $2,900,000.

99.1(1) Financial Statements of business acquired.

99.2(1) Pro forma financial information.

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(1) To be filed as soon as practicable, but no later than September 3, 1996.